Natus Announces Preliminary First Quarter Revenue

PLEASANTON, Calif. (April 6, 2020) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced its first quarter revenue estimate and withdrew its full year 2020 guidance.

For the first quarter 2020, the Company expects to report revenue between $109 million and $110 million compared to its previous guidance of $113 million and $117 million. The Company will report its first quarter financial results after the close of the market on Thursday, April 30th.

“As the first quarter ended, it became apparent that the effects of the COVID-19 virus were more global and wide spread than we expected in our February 6th guidance,” said Jonathan Kennedy, President and Chief Executive Officer. “Our Asia-Pacific region had the most significant negative impact on revenue during the quarter, followed by weakness in our European and Latin American regions. Revenue in North America during the first quarter was in line with our expectations. However, we expect revenue from North America to be negatively impacted during the second quarter, and we are currently unable to predict the duration of the negative impact associated with COVID-19.”

“We believe we are well positioned to weather the course of this pandemic. Our restructuring efforts over the past year have streamlined our operations, increased our cash flow and strengthened our balance sheet. We provide critical devices, supplies and services to health care providers and patients around the world. Our dedicated team members are committed to continuing to manufacture and deliver our healthcare solutions even during times of crisis. The health and well-being of every person who helps make our products and solutions possible is our highest priority, and we are working in close consultation with our suppliers and health-care providers to ensure that all patient needs are met,” Mr. Kennedy continued.

The Company announced that due to the uncertainty caused by the COVID-19 pandemic it was unable to provide guidance for the full year of 2020 and, therefore, has withdrawn its full year guidance previously issued on February 6, 2020.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These forward-looking statements include, without limitation, statements regarding the Company's ability to weather the course of the COVID-10 pandemic, achieve improvements in operational efficiency and to execute its strategic plans, as well as its expectations for North American revenue. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the uncertain impact of the COVID-19 global pandemic on its revenue and ability to operate, including the impact of quarantine and/or shelter in place restrictions in the markets in which the Company operates, its ability to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

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